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                                                                      EXHIBIT 99



In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement of Schedule on 13G (including any and all amendments thereto) with respect to the Common Stock, par value $0.001 per share, of HS Resources Inc and further agree to the filing of this agreement as an Exhibit thereto. In addition each party to this agreement expressly authorises each other party to this agreement to file on its behalf any and all amendments to such Statement on
Schedule 13G.

                                   MARTIN CURRIE LTD

                                   By: /s/ James Fairweather
                                       ---------------------------
                                   Name: James Fairweather

                                   Title: Chief Investment Officer


                                   MARTIN CURRIE INVESTMENT
                                   MANAGEMENT LTD

                                   By: /s/ James Fairweather
                                       --------------------------
                                   Name: James Fairweather

                                   Title: Chief Investment Officer

                                   MARTIN CURRIE INC

                                   By: /s/ James Fairweather
                                       --------------------------
                                   Name: James Fairweather

                                   Title: Chief Investment Officer




Date: 20 August 1999
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